UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 13, 2011

BE Resources Inc.
(Exact name of registrant as specified in its charter)

Colorado	000-53811	42-1737182
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

50 Richmond Street East, Suite 101, Toronto, Ontario M5C 1N7
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number including area code: (416) 214-7824

13 Vista del Fuego, Elephant Butte, New Mexico 87935
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective October 13, 2011, the Board of Directors of BE Resources Inc. (the “Company”) appointed Mani Verma as a director of the Company. There are no arrangements or understandings between Mr. Verma and any other person pursuant to which he was appointed as a director. Mr. Verma has not been appointed to any committees of the Board of Directors at this time. Mr. Verma does not have any reportable related party transactions under Item 404(a) of Regulation S-K.

Effective October 14, 2011, Michael Swedak resigned from the Board of Directors of the Company for personal reasons.

On October 14, 2011, the Company issued a press release announcing the appointment of Mr. Verma as a director, and the resignation of Mr. Swedak from the Board of Directors of the Company. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release, dated October 14, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BE RESOURCES INC.

Date: October 19, 2011	By: /s/ Carmelo Marrelli
Name: Carmelo Marrelli
Title: Chief Financial Officer